UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1165 Eastlake Avenue East Seattle, Washington		98109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2022, Adaptive Biotechnologies Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on four proposals, as described below. Each of the proposals was described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2022 (the “Proxy Statement”). The vote totals noted below are final voting results from the Annual Meeting.

1.

The Company’s shareholders elected the following three Class III director nominees, each to hold office until the 2025 annual meeting of shareholders or until his successor is elected and qualified, by the vote set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad Robins	97,265,359	20,233,528	12,430,716
Kevin Conroy	59,557,942	57,940,944	12,430,716
Michael Pellini, MD	95,647,037	21,851,849	12,430,716

2.	The Company’s shareholders approved, on a non-binding advisory basis, the 2021 compensation of its named executive officers as described in the Proxy Statement based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,717,583	44,482,886	298,416	12,430,716

3.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 by the vote set forth below:

Votes For	Votes Against	Abstentions
129,803,141	55,454	71,008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: June 14, 2022	By:	/s/ Tycho Peterson
Tycho Peterson
Chief Financial Officer